Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms F-3 No. 333-110495 and No. 333-111615, and Forms S-8 No. 333-104062 and No. 333-102860) of Tsakos Energy Navigation Limited of our report dated March 31, 2006, with respect to the consolidated financial statements of Tsakos Energy Navigation Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2005.

Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 14, 2006.